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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported) June 8, 2006

                         A.C. MOORE ARTS & CRAFTS, INC.
             (Exact name of registrant as specified in its charter)

        Pennsylvania                    000-23157                22-3527763
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)

                     130 A.C. Moore Drive, Berlin, NJ 08009
               (Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code (856) 768-4930

                                 Not Applicable
         (Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Separation Agreement

          On June 8, 2006, A.C. Moore Arts & Crafts, Inc. (the "Company") and Patricia A. Parker entered into an Agreement and Complete and Full General Release (the "Separation Agreement") pursuant to which Ms. Parker's employment as the Company's Executive Vice President, Merchandising will terminate effective as of June 30, 2006. Ms. Parker will continue to receive her annual compensation at its current rate through the separation date. Following the separation date, Ms. Parker will receive a severance payment from the Company in an amount equal to one year's compensation at her current rate, paid in one lump sum payment. In addition, Ms. Parker's unvested stock options will continue to vest over their remaining terms and she will have up to five years from June 30, 2006 to exercise all vested stock options. The Separation Agreement also provides for her release of the Company from all claims and for confidentiality provisions, as well as Ms. Parker's agreement for 12 months not to directly or indirectly compete with the Company within any geographic area in which the Company engages in business as of the separation date or solicit employees from the Company.

          The foregoing summary of the Separation Agreement is not intended to be complete and is qualified in its entirety by reference to the agreement, which is attached to this Current Report as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Compensation of Chairman of Board of Directors

          On June 12, 2006, the Company's Board of Directors approved the appointment of Michael J. Joyce, a director of the Company since June 2004, as the non-executive Chairman of the Board of Directors. The Board of Directors also approved a retainer fee of $50,000 payable to Mr. Joyce for his services in 2006 as the Chairman of the Board of Directors, in addition to the other compensation payable to Mr. Joyce as a non-employee director of the Company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

          The Company's Board of Directors appointed Joseph F. Coradino to serve as a director of the Company effective as of June 12, 2006. Mr. Coradino will serve as a Class A director until the Company's 2006 annual meeting of shareholders. Mr. Coradino has been named to serve on the Audit Committee of the Board of Directors effective as of June 12, 2006.

ITEM 7.01 REGULATION FD DISCLOSURE.

          On June 12, 2006, the Company issued a press release, a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.1. For additional information regarding Mr. Coradino, please see this press release.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

Exhibit No.   Description
-----------   -----------
10.1          Agreement and Complete and Full General Release, effective as of
              June 8, 2006, between the Company and Patricia A. Parker.

99.1          Press release dated June 12, 2006.

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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        A.C. MOORE ARTS & CRAFTS, INC.


Date: June 14, 2006                     By: /s/ Leslie H. Gordon
                                            ------------------------------------
                                            Name: Leslie H. Gordon
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit No.   Description
-----------   -----------
10.1          Agreement and Complete and Full General Release, effective as of
              June 8, 2006, between the Company and Patricia A. Parker.

99.1          Press release dated June 12, 2006.